Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the Third Quarter 2020
Diluted Earnings per Share of $0.56 vs. $0.83 in 3Q19
Adjusted Diluted Earnings per Share of $0.89 vs. $0.97 in 3Q19

COLUMBUS, Ga., October 20, 2020 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2020.

Third Quarter 2020 Highlights
•Diluted EPS of $0.56; adjusted diluted EPS of $0.89.
◦Non-cash goodwill impairment charge of $44.9 million, or $0.30 per share, driven by lower rate forecast impact to mortgage reporting unit.
•Period-end loan decline of $364.5 million or 1% sequentially; net increase of approximately $245 million excluding the impact of Paycheck Protection Program (PPP) loan payoffs and asset dispositions.
◦As of September 30, slightly less than 1% of loans were receiving a principal and interest deferral, down from 15% in May.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $1.56 billion or 5% sequentially.
•Total deposit costs of 0.39% down 14 bps from the second quarter due to pricing diligence and product remixing.
•Net interest income of $377.0 million was stable with the second quarter; net interest margin of 3.10% vs. 3.13% in 2Q20.
•Non-interest revenue declined $59.1 million sequentially and increased $25.7 million compared to prior year; investment losses of $1.3 million compared to gains of $78.1 million in the second quarter.
◦Adjusted non-interest revenue increased $20.3 million sequentially due primarily to higher net mortgage revenue and core banking fees.
•Non-interest expense increased $32.5 million sequentially and $40.3 million compared to prior year.
◦Adjusted non-interest expense declined $7.7 million sequentially due primarily to lower employment expense.
•Provision for credit losses of $43.4 million; allowance for credit losses coverage ratio (to loans) of 1.68%, or 1.80% excluding PPP loans.
•Credit quality metrics remain relatively stable, with the non-performing loan ratio and net charge-off ratio of 0.43% and 0.29%, respectively.
•Preliminary CET1 and Total Risk Based Capital ratios improved to 9.30% and 13.16%, respectively.

Third Quarter Summary

	Reported			Adjusted
(dollars in thousands)	3Q20	2Q20	3Q19	3Q20	2Q20	3Q19
Net income available to common shareholders	$83,283	$84,901	$127,435	$131,364	$34,015	$149,732
Diluted earnings per share	0.56	0.57	0.83	0.89	0.23	0.97
Total loans	39,549,847	39,914,297	36,417,826	N/A	N/A	N/A
Total deposits	44,665,904	44,194,580	37,433,070	N/A	N/A	N/A
Total revenues	492,357	550,911	491,676	493,647	472,795	494,213
Return on avg assets	0.69%	0.71%	1.14%	1.05%	0.32%	1.33%
Return on avg common equity	7.28	7.48	11.36	11.48	3.00	13.35
Return on avg tangible common equity	8.46	8.69	13.19	13.24	3.60	15.46
Net interest margin	3.10	3.13	3.69	3.08	3.11	3.42
Efficiency ratio	64.31	51.58	56.20	53.91	57.91	51.71
NCO ratio	0.29	0.24	0.22	N/A	N/A	N/A
NPA ratio	0.49	0.44	0.42	N/A	N/A	N/A

“The third quarter reflected strong operating performance, highlighted by growth in core transaction deposits of $1.6 billion and adjusted fee income growth of $20 million, as well as disciplined expense management, all contributing to improved profitability,” said Kessel D. Stelling, Synovus Chairman and CEO. “We continued to strengthen our balance sheet, growing total risk-based capital by 46 basis points to 13.16 percent, the highest level since 2014. The responsiveness of team members and their unwavering support of customers — especially those managing through this challenging credit cycle — demonstrates the effectiveness of our local relationship delivery model and our ability to execute even in the face of uncertainty. These strengths, along with an improving economy, contributed to a solid third quarter and position us well for the fourth quarter and coming year.”

Balance Sheet

Loans*

(dollars in millions)	3Q20	2Q20	Linked Quarter Change	Linked Quarter % Change	3Q19	Year/Year Change	Year/Year % Change
Commercial & industrial	$20,014.2	$19,938.3	$75.9	—%	$16,418.3	$3,595.8	22%
Commercial real estate	10,965.9	10,827.5	138.3	1	10,313.0	652.9	6
Consumer	8,668.8	9,246.7	(577.9)	(6)	9,709.2	(1,040.4)	(11)
Unearned income	(99.0)	(98.2)	(0.8)	1	(22.7)	(76.3)	337
Total loans	$39,549.8	$39,914.3	$(364.5)	(1)%	$36,417.8	$3,132.0	9%

*Amounts may not total due to rounding

•Total loans ended the quarter at $39.55 billion, down $364.5 million or 1% sequentially.
•Commercial and industrial (C&I) loans sequential growth of $75.9 million.
◦PPP loan payoffs of approximately $77 million in the third quarter.
◦C&I line utilization of 40% compared to 41% in the prior quarter.
•Consumer loans decreased by $577.9 million sequentially, primarily as a result of approximately $467 million in strategic dispositions of out-of-footprint mortgages, student loans, and GreenSky loans.

Deposits*

(dollars in millions)	3Q20	2Q20	Linked Quarter Change	Linked Quarter % Change	3Q19	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$12,129.8	$11,830.7	$299.1	3%	$8,970.2	$3,159.6	35%
Interest-bearing DDA	5,291.1	5,057.2	233.9	5	4,714.8	576.3	12
Money market	12,441.3	11,457.2	984.1	9	9,212.1	3,229.2	35
Savings	1,126.0	1,080.1	45.9	4	897.3	228.7	25
Public funds	5,791.9	5,347.4	444.6	8	3,795.3	1,996.6	53
Time deposits	3,976.5	5,131.7	(1,155.2)	(23)	6,647.8	(2,671.3)	(40)
Brokered deposits	3,909.3	4,290.3	(381.0)	(9)	3,195.5	713.8	22
Total deposits	$44,665.9	$44,194.6	$471.3	1%	$37,433.1	$7,232.8	19%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $44.67 billion, up $471.3 million or 1% sequentially.
•Core transaction deposits increased $1.56 billion or 5% sequentially.
◦Broad-based growth in all categories including MMA, DDA, NOW, and savings deposits offset the $1.16 billion strategic decline in time deposits and $381.0 million decline in brokered deposits.
•3Q20 total deposit costs of 39 bps declined by 14 bps from 2Q20.

Income Statement Summary**

(in thousands, except per share data)	3Q20	2Q20	Linked Quarter Change	Linked Quarter % Change	3Q19	Year/Year Change	Year/Year % Change
Net interest income	$376,990	$376,566	$424	—%	$402,097	$(25,107)	(6)%
Non-interest revenue	114,411	173,484	(59,073)	(34)	88,760	25,651	29
Non-interest expense	316,655	284,141	32,514	11	276,310	40,345	15
Provision for credit losses	43,383	141,851	(98,468)	(69)	27,562	15,821	57
Income before taxes	$131,363	$124,058	$7,305	6%	$186,985	$(55,622)	(30)%
Income tax expense	39,789	30,866	8,923	29	51,259	(11,470)	(22)
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$83,283	$84,901	$(1,618)	(2)%	$127,435	$(44,152)	(35)%
Weighted average common shares outstanding, diluted	147,976	147,733	243	—%	154,043	(6,067)	(4)%
Diluted earnings per share	$0.56	$0.57	$(0.01)	(2)	$0.83	$(0.26)	(32)
Adjusted diluted earnings per share	0.89	0.23	0.66	286	0.97	(0.08)	(8.7)
**    Amounts may not total due to rounding

Core Performance

•Total revenues were $492.4 million in the third quarter, down $58.6 million sequentially.
•Net interest income of $377.0 million was stable from the second quarter, benefiting from favorable trends in deposit pricing and remixing.
◦PPP fee accretion of $11.9 million, up $2.7 million from the second quarter.
•Net interest margin was 3.10%, down 3 bps from the prior quarter.

•Non-interest revenue decreased $59.1 million, or 34% sequentially, and increased $25.7 million, or 29% year-over-year. The sequential decrease was largely attributable to $69.4 million of securities gains as a result of repositioning the investment portfolio in the second quarter.
•Adjusted non-interest revenue increased $20.3 million, or 21% sequentially, and $24.4 million, or 27% year-over-year. Net mortgage revenue increased $7.7 million and core banking fees increased $4.9 million sequentially.
•Non-interest expense increased $32.5 million, or 11% sequentially. Adjusted non-interest expense decreased $7.7 million, or 3% sequentially.
◦Non-cash goodwill impairment charge of $44.9 million driven by lower rate forecast impact to mortgage reporting unit.
◦Employment expense decreased $4.6 million primarily as a result of lower commissions, lower headcount, and reduced COVID-related staffing expenses.
•Provision for credit losses of $43.4 million; allowance for credit losses coverage ratio (to loans) of 1.68%, or 1.80% excluding PPP loans.
•Tax expense was $39.8 million, an increase of $8.9 million driven by higher taxable pre-tax income.
◦Year-to-date effective tax rate of 24.95% (impacted by non-deductible goodwill impairment).

Capital Ratios

	3Q20		2Q20	3Q19
Common equity Tier 1 capital (CET1) ratio	9.30%	*	8.90%	8.96%
Tier 1 capital ratio	10.58	*	10.15	10.27
Total risk-based capital ratio	13.16	*	12.70	12.30
Tier 1 leverage ratio	8.49	*	8.38	9.02
Tangible common equity ratio	7.67		7.41	8.04
* Ratios are preliminary.

Capital

•CET1 ratio improved 40 bps during the quarter to 9.30% primarily due to earnings and settlement of balance sheet activities completed in the second quarter.
•Total risk-based capital of 13.16% is the highest since 2014.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 20, 2020. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $53 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 288 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; our expectations regarding net interest income and net interest margin; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and uncertainties related to the impact of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations, and the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest revenue are measures used by management to evaluate total revenues and non-interest revenue exclusive of net investment securities gains (losses) and gains on sales and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q20	2Q20	3Q19
Adjusted non-interest revenue
Total non-interest revenue	$114,411	$173,484	$88,760
Add/subtract: Investment securities losses (gains), net	1,550	(69,409)	3,731
Subtract: Gain on sale and fair value increase of private equity investments	(260)	(8,707)	(1,194)
Adjusted non-interest revenue	$115,701	$95,368	$91,297

Adjusted non-interest expense
Total non-interest expense	$316,655	$284,141	$276,310
Subtract: Earnout liability adjustments	—	(4,908)	(10,457)
Subtract: Goodwill impairment	(44,877)	—	—
Subtract: Merger-related expense	—	—	(353)
Subtract/add: Restructuring charges, net	(2,882)	(2,822)	66
Subtract: Valuation adjustment to Visa derivative	—	—	(2,500)
Subtract: Loss on early extinguishment of debt, net	(154)	—	(4,592)
Adjusted non-interest expense	$268,742	$276,411	$258,474

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q20	2Q20	3Q19
Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$268,742	$276,411	$258,474
Subtract: Amortization of intangibles	(2,640)	(2,640)	(2,901)
Adjusted tangible non-interest expense	$266,102	$273,771	$255,573

Net interest income	$376,990	$376,566	$402,097
Add: Tax equivalent adjustment	956	861	819
Add: Total non-interest revenue	114,411	173,484	88,760
Total FTE revenues	492,357	550,911	491,676
Add/subtract: Investment securities losses (gains), net	1,550	(69,409)	3,731
Subtract: Gain on sale and fair value increase of private equity investments	(260)	(8,707)	(1,194)
Adjusted total revenues	$493,647	$472,795	$494,213
Efficiency ratio-FTE	64.31%	51.58%	56.20%
Adjusted tangible efficiency ratio	53.91	57.91	51.71

Adjusted return on average assets
Net income	$91,574	$93,192	$135,726
Add: Income tax expense, net related to State Tax Reform	—	—	4,402
Add: Earnout liability adjustments	—	4,908	10,457
Add: Goodwill impairment	44,877	—	—
Add: Merger-related expense	—	—	353
Add/subtract: Restructuring charges, net	2,882	2,822	(66)
Add: Valuation adjustment to Visa derivative	—	—	2,500
Add: Loss on early extinguishment of debt, net	154	—	4,592
Add/subtract: Investment securities losses (gains), net	1,550	(69,409)	3,731
Subtract: Gain on sale and fair value increase of private equity investments	(260)	(8,707)	(1,194)
Subtract/add: Tax effect of adjustments	(1,122)	19,500	(2,478)
Adjusted net income	$139,655	$42,306	$158,023
Net income annualized	$364,305	$374,816	$538,478
Adjusted net income annualized	$555,584	$170,154	$626,939
Total average assets	$53,138,334	$52,853,685	$47,211,026
Return on average assets	0.69%	0.71%	1.14%
Adjusted return on average assets	1.05	0.32	1.33

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q20	2Q20	3Q19
Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$83,283	$84,901	$127,435
Add: Income tax expense, net related to State Tax Reform	—	—	4,402
Add: Earnout liability adjustments	—	4,908	10,457
Add: Goodwill impairment	44,877	—	—
Add: Merger-related expense	—	—	353
Add/subtract: Restructuring charges, net	2,882	2,822	(66)
Add: Valuation adjustment to Visa derivative	—	—	2,500
Add: Loss on early extinguishment of debt, net	154	—	4,592
Add/subtract: Investment securities losses (gains), net	1,550	(69,409)	3,731
Subtract: Gain on sale and fair value increase of private equity investments	(260)	(8,707)	(1,194)
Subtract/add: Tax effect of adjustments	(1,122)	19,500	(2,478)
Adjusted net income available to common shareholders	$131,364	$34,015	$149,732
Weighted average common shares outstanding, diluted	147,976	147,733	154,043
Net income per common share, diluted	$0.56	$0.57	$0.83
Adjusted net income per common share, diluted	0.89	0.23	0.97

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q20	2Q20	3Q19

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$83,283	$84,901	$127,435
Add: Income tax expense, net related to State Tax Reform	—	—	4,402
Add: Earnout liability adjustments	—	4,908	10,457
Add: Goodwill impairment	44,877	—	—
Add: Merger-related expense	—	—	353
Add/subtract: Restructuring charges, net	2,882	2,822	(66)
Add: Valuation adjustment to Visa derivative	—	—	2,500
Add: Loss on early extinguishment of debt, net	154	—	4,592
Add/subtract: Investment securities losses (gains), net	1,550	(69,409)	3,731
Subtract: Gain on sale and fair value increase of private equity investments	(260)	(8,707)	(1,194)
Subtract/add: Tax effect of adjustments	(1,122)	19,500	(2,478)
Adjusted net income available to common shareholders	$131,364	$34,015	$149,732

Adjusted net income available to common shareholders annualized	$522,600	$136,808	$594,045
Add: Amortization of intangibles	7,782	7,868	8,632
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$530,382	$144,676	$602,677

Net income available to common shareholders annualized	$331,322	$341,470	$505,585
Add: Amortization of intangibles	7,782	7,868	8,632
Net income available to common shareholders excluding amortization of intangibles annualized	$339,104	$349,338	$514,217

Total average shareholders' equity less preferred stock	$4,553,159	$4,567,254	$4,450,301
Subtract: Goodwill	(497,267)	(497,267)	(492,320)
Subtract: Other intangible assets, net	(49,075)	(51,667)	(60,278)
Total average tangible shareholders' equity less preferred stock	$4,006,817	$4,018,320	$3,897,703
Return on average common equity	7.28%	7.48%	11.36%
Adjusted return on average common equity	11.48	3.00	13.35
Return on average tangible common equity	8.46	8.69	13.19
Adjusted return on average tangible common equity	13.24	3.60	15.46

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	September 30, 2020	June 30, 2020	September 30, 2019

Tangible common equity ratio
Total assets	$53,040,538	$54,121,989	$47,661,182
Subtract: Goodwill	(452,390)	(497,267)	(487,865)
Subtract: Other intangible assets, net	(47,752)	(50,392)	(58,572)
Tangible assets	$52,540,396	$53,574,330	$47,114,745

Total shareholders’ equity	$5,064,542	$5,052,968	$4,868,838
Subtract: Goodwill	(452,390)	(497,267)	(487,865)
Subtract: Other intangible assets, net	(47,752)	(50,392)	(58,572)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(536,550)
Tangible common equity	$4,027,255	$3,968,164	$3,785,851
Total shareholders’ equity to total assets ratio	9.55%	9.34%	10.22%
Tangible common equity ratio	7.67	7.41	8.04